UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/12/2005

MAINSTREET BANKSHARES INC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-86993

VA	54-1956616
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

730 East Church Street, Suite 30, Martinsville, VA 24112
(Address of principal executive offices, including zip code)

276-632-8054
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

The Human Resources Committee of MainStreet BankShares, Inc. ("BankShares") met on December 12, 2005 to authorize the award of 17,225 additional stock options at $13.30 (the current fair value) with an expiration date of ten years. These stock options are authorized under the 2004 Key Employee Stock Option Plan (the "Plan"), which was approved at the Annual Shareholders' Meeting on April 15, 2004. Of these stock options authorized, Larry Heaton, President of Franklin Community Bank, National Association (subsidiary of BankShares) was authorized to receive 7,485 options. Brenda Smith, Executive Vice President and Chief Financial Officer of BankShares, was authorized to receive 6,000 options of the total authorized.

A total of 137,000 incentive stock options are authorized under the Plan. With this grant a total of 98,377 stock options have been granted under the Plan.

The Human Resources Committee of BankShares also voted to rescind the previously approved extension of the expiration date upon retirement or termination of C. R. McCullar's (President and CEO) stock options to 90 days from 30 days.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANKSHARES INC

Date: December 15, 2005	By:	/s/ C. R. McCullar
C. R. McCullar
President and Chief Executive Officer

MAINSTREET BANKSHARES INC.

Date: December 15, 2005	By:	/s/ Brenda H. Smith
Brenda H. Smith
Executive Vice President/Chief Executive Officer/Corporate Secretary